Exhibit 10.6.e

Mr. David Nakles
The RETEC Group, Inc.
Corporate One Office Park
Building II, Suite 400
4075 Monroeville Boulevard
Monroeville, PA 15146

The RETEC Group, Inc.
300 Baker Avenue
Concord, MA 01742
Attn: President

Re:           Second Modification to that Certain Amended and Restated Master
Environmental Management Services Agreement Between Atlanta Gas Light Company ("AGLC") and The Retec Group, Inc. ("Retec") Dated July 25, 2002

Dear Gentlemen:

Atlanta Gas Light Company ("AGLC") hereby proposes to modify the Amended and Restated Master Environmental Management Services Agreement, as modified on February 1, 2005 (the "2005 Modified Agreement"), as follows:

I.           Section 1 Term is hereby amended by deleting the second sentence and replacing it with the following:

"Subject to the early termination as set forth in Paragraph 9, this Amended Agreement shall expire on the close of business on January 31, 2008, or such later date as the parties may agree; provided however, that upon sixty (60) days prior written notice, AGLC may extend the term of this Amended Agreement as reasonably necessary to complete the Remediation Activities."

II.           Section 2 Scope of Services is hereby modified by deleting all references to "Amended Exhibit 1" and "Amended Exhibit 2" and replacing such references with "2006 Modified Exhibit 1" and "2006 Modified Exhibit 2." Amended Exhibit 1 and Amended Exhibit 2 shall be replaced with the attached 2006 Modified Exhibit 1 and 2006 Modified Exhibit 2 and both shall be incorporated herein.

III.           Section 5 Management Control is hereby modified by deleting the references to Donna Moore and Dave Nakles, and by replacing all references to "Executive Sponsors” with “Program Directors”.  Thus, throughout the 2005 Modified Agreement, Executive Sponsor shall become Program Director and the Program Directors shall be Tim Goodson for AGLC and Jim Oosterhoudt for Retec.

IV.  Section 15 Notices is hereby modified by changing AGLC's address to Ten Peachtree Place, NE, Atlanta, GA 30309 and Retec's address to Corporate One Office Park, Building II, Suite 400, 4075 Monroeville Boulevard, Monroeville, PA 15146, (412) 380-0140.

V. Section 7 Exhibits is hereby modified by adding Exhibit 10.  Exhibit 10 shall be the February 2005 Modification to that Certain Amended and Restated Master Environmental Management Services Agreement Between Atlanta Gas Light Company and The Retec Group, Inc. Dated July 25, 2002, attached hereto and incorporated herein.

Except as otherwise provided herein, all defined terms shall have the meanings provided in the Amended Agreement. Except as modified herein, all terms, conditions, responsibilities and obligations of the Parties set forth in the Amended Agreement shall remain in full force and effect. If you are in agreement with these proposed modifications, please so signify by signing on behalf of Retec in the space provided below. If you are in agreement, the effective date of the modifications will be February 1, 2006.

Sincerely,
Atlanta Gas Light Company
By: Jeffery P. Brown
Title: Vice President

Agreed and Accepted
The Retec Group, Inc.

By: Michael D. Knupp
Title: President

Exhibit 10

Mr. David Nakles
The RETEC Group, Inc.
One Monroeville Center, Suite 1015
Monroeville, PA  15146

The RETEC Group, Inc.
300 Baker Avenue
Concord, MA  01742
Attn:  President

Re:	Modification to that Certain Amended and Restated Master

Environmental Management Services Agreement Between

Atlanta Gas Light Company and The Retec Group, Inc.

Dated July 25, 2002 (the “Amended Agreement”)

Dear Gentlemen:

Atlanta Gas Light Company (“AGLC”) and The Retec Group, Inc. (“Retec”) hereby modify the Amended Agreement (“2005 Modification”) as follows:

I. Section 1 Term is hereby amended by deleting “January 31, 2005” in the second sentence and replacing it with “December 31, 2005 except as otherwise provided herein.”

The following is hereby added to the end of Section 1:

“Notwithstanding the above termination date, all work performed by Retec under the Amended Agreement and the 2005 Modification for the Sites listed on Amended Exhibit 2 of the Amended Agreement that is associated with or in connection to groundwater monitoring, groundwater analysis, groundwater treatment systems, groundwater collection systems, including all Administrative and General, and Technical, as those terms are used in Amended Exhibit 1 of the Amended Agreement, shall terminate on June 30, 2005.”

II. Section 3 Pricing and Payment Terms.

Paragraph 3.2 Compensation is hereby deleted in its entirety, including Amended Exhibits 3 and 4, and replaced with the following section:

3.2           Compensation

“(A)           All expenses, costs, and fees paid or incurred by Retec or for which Retec is entitled to payment or reimbursement, and which arose on or before January 31, 2005, and all of AGLC’s rights and duties with respect thereto, shall be governed by the applicable provisions of the Amended Agreement.  All expenses, costs and fees paid or incurred by Retec or for which Retec is entitled to payment or reimbursement, and which arose on or after February 1, 2005, and all of AGLC’s rights and duties with respect thereto, shall be governed by the applicable provisions of this 2005 Modification.

(B)           Effective February 1, 2005, in consideration for Retec’s performance of the Amended Agreement and the 2005 Modification to the satisfaction of AGLC, AGLC will pay or reimburse Retec its Standard Rates as set forth on Amended Exhibit 5 and reasonable costs and expenses as described on Amended Exhibit 5 of the Amended Agreement (“Actual Costs”).”

Paragraph 3.3 Description of Actual Costs is hereby modified by deleting the following sentence:

“Actual Costs consist solely of the types of costs incurred in the performance of the Services that meet the definitions set forth in Amended Exhibit 4.”

Paragraph 3.4 Invoices; Payment is hereby modified by deleting the first three sentences of Section 3.4 and replacing same with the following:

“Retec shall submit to AGLC within twenty (20) calendar days after the end of each calendar month an invoice for the Actual Costs and invoices of subcontractors.  All invoices shall be identified to the appropriate item established in the work breakdown tasks.”

III. Section 5 Management Control.

IV. Paragraph 5.1 Executive Sponsors and Program Directors is hereby modified by,

changing AGLC’s Executive Sponsor from Suzanne Sitherwood to Donna Moore and by changing AGLC’s Program Director from Donna Moore to Timothy Goodson.

V. Section 7 Insurance.  A new Paragraph 7.9 is hereby added as follows:

“Retec acknowledges that the Insurance Program described in Paragraph 7.1 will terminate on May 5, 2005.

On or before May 6, 2005, and before performing any function under this Agreement following termination of the Insurance Program, in addition to the coverage required in Paragraph 7.5 of the Amended Agreement, Retec shall maintain insurance coverage as follows:

(A)           Commercial General Liability Insurance - $2,000,000/ $5,000,000.

(B)           Errors & Omissions Insurance (including pollution coverage) - $5,000,000.

(C)           Excess Liability - $2,000,000 on A and B above.

Retec shall maintain the above-described coverage for a period of two  years after the termination of the Amended Agreement.  After May 6, 2005, all references to the “Insurance Program” in Section 7 shall mean the coverage set forth in new Paragraph 7.9, except in Paragraph 7.4 where the reference to “Insurance Program” shall remain the same.”

Except as otherwise provided herein, all defined terms shall have the meanings provided in the Amended Agreement.  Except as modified herein, all terms, conditions, responsibilities, and obligations of the Parties shall remain in full force and effect.

In the event this 2005 Modification is deemed to nullify the Insurance Program as described in Paragraph 7.1, this 2005 Modification will become null and void and the Amended Agreement will be deemed to have been extended until December 31, 2005.

IN WITNESS WHEREOF, AGLC and Retec, intending to be legally bound, have caused this 2005 Modification to be signed as of this _____ day of February, 2005.

The Retec Group, Inc.                                                                                                           Atlanta Gas Light Company

By: Michael D. Knupp                                                                                                           By: Jeffrey P. Brown

Title: President                                                                                                               Title: Vice President